SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                         Date of Report: August 31, 2005

                            NUWAVE TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                       0-28606                 22-3387630
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(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

101 Hudson Street, Suite 3701, Jersey City, New Jersey             07302
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       (Address of principal executive offices)                  (Zip code)

  Registrant's telephone number, including area code:          (201) 309-1880
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                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On August 31, 2005 NuWave Technologies, Inc. (the "Company") entered into a merger agreement (the "Agreement") with Strategies Acquisition Corp., a wholly-owned subsidiary of the Company ("SPV"), Corporate Strategies, Inc. ("Corporate Strategies") and the shareholders of Corporate Strategies listed therein (collectively, the "Shareholders"), whereby SPV merged with and into Corporate Strategies, with Corporate Strategies remaining as the surviving corporation and continuing its corporate existence under the laws of the State of Delaware and as a wholly-owned subsidiary of the Company (the "Merger"). The separate existence of SPV has ceased.

      Pursuant to the terms of the Agreement, the Company issued one (1) share of its common stock ("Common Stock"), par value $0.001 per share, to each holder of Corporate Strategies Class A common stock in exchange for two (2) shares of Corporate Strategies Class A common stock, par value $0.001 per share. Second, the Company issued one (1) share of the Company's Series C preferred stock ("Series C Preferred"), par value $0.01 per share, to each holder of Corporate Strategies Series A preferred stock for one (1) share of Corporate Strategies Series A preferred stock, par value $0.001 per share.

      Third, the Company issued and delivered shares of its Series B convertible preferred stock ("Series B Preferred") to each holder of Corporate Strategies Class B common stock so that effectively upon conversion of the Series B Preferred into common shares, the common shares issued upon conversion shall be equal to ninety-five percent (95%) of the issued and outstanding stock of the Company (calculated on a fully diluted basis as of the date of the Merger, following the issuance of all the Merger Consideration (as such term is defined in the Agreement) and after giving effect to such conversion, but not including any shares of Common Stock issuable upon conversion of any then outstanding Company convertible debentures). Therefore, the Merger Consideration for the Common Stock, Series C Preferred and Series B Preferred was the Corporate Strategies Class A common, Series A preferred and Class B common, respectively. The number of shares issued to the Shareholders in connection with the Merger was based upon a determination by the Company's Board of Directors (the "Board") that the transaction was in the best interest of the Company and its shareholders.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      Pursuant to the Agreement (see Item 1.01 above), Mr. George D. Kanakis has resigned as the sole officer of the Company, effective August 31, 2005. Mr. Timothy J. Connolly and Mr. A.P. Shukis have replaced him as Chief Executive Officer and as Chief Financial Officer, respectively. Messrs. Kanakis and Gary
H. Giannantonio have resigned as the Company's directors pending effectiveness of an information statement ("Information Statement") to be filed with the SEC (in the form attached as Exhibit D to the Agreement attached hereto as Exhibit 99.1). Mr. Fred S. Zeidman has been nominated to be the Company's new Chairman and Mr. Connolly has been nominated to be the new Vice Chairman of the Board. The changes to the Board are to be effective ten (10) days following the Notice Date (as defined in the Information Statement).

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ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description:

Exhibit           Description

Exhibit 99.1      Merger Agreement, dated August 31, 2005,     Provided herewith
                  by and among NuWave Technologies, Inc.,
                  Strategies Acquisition Corp., Corporate
                  Strategies Inc. and the Shareholders
                  listed therein.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NUWAVE TECHNOLOGIES, INC.


Date: September 8, 2005                 By: /s/ Timothy J. Connolly
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                                        Name:  Timothy J. Connolly
                                        Title: Chief Executive Officer